EXHIBIT 8.1

[Letterhead of Morrison & Foerster LLP]

May 9, 2007

TRANSMONTAIGNE PARTNERS L.P.
1670 Broadway, Suite 3100
Denver, Colorado 80202

        RE:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for TransMontaigne Partners L.P., a Delaware limited partnership (the "Partnership"), TransMontaigne Operating Company L.P., a Delaware limited partnership (the "Operating Partnership"), TLP Finance Corp., a Delaware corporation ("TLP Finance"), TLP Operating Financing Corp., a Delaware corporation ("TLP Operating Finance" and, together with TLP Finance, the "Co-Issuers"), Coastal Terminals L.L.C., a Delaware limited liability company ("Coastal Terminals"), TPSI Terminals L.L.C., a Delaware limited liability company ("TPSI Terminals"), and Razorback L.L.C., a Delaware limited liability company ("Razorback"), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement, No. 333-142108 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), registering securities to be issued and sold by the Partnership, the Operating Partnership, TLP Finance and TLP Operating Finance and the Subsidiary Guarantors, as defined below, from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $1,000,000,000. As used herein, the term "Subsidiary Guarantors" means, (i) with respect to debt securities issued by the Partnership or TLP Finance, the Operating Partnership, Coastal Terminals, TPSI Terminals and Razorback and (ii) with respect to debt securities issued by the Operating Partnership or TLP Operating Finance, Coastal Terminals, TPSI Terminals and Razorback. The securities being registered for sale pursuant to the Registration Statement include (a) common units representing limited partner interests in the Partnership (the "Common Units"); (b) unsecured debt securities of the Partnership, which may be co-issued by TLP Finance in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Partnership Debt Securities"); (c) unsecured debt securities of the Operating Partnership, which may be co-issued by TLP Operating Finance in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Operating Partnership Debt Securities" and, together with the Partnership Debt Securities, the "Debt Securities"); and (d) guarantees (the "Guarantees") of such Debt Securities by one or more of the Partnership and the Subsidiary Guarantors.

        In connection therewith, we prepared the discussion set forth under the caption "Material Tax Consequences" (the "Discussion") in the prospectus contained in the Registration Statement.

        In our capacity as counsel to the Partnership and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the certificate dated the date hereof (the "Certificate"), delivered to Morrison & Foerster LLP by the Partnership which provides certain representations relevant to this opinion, (ii) the Registration Statement, and (iii) such other documents as we have considered relevant to our analysis. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents and that any representation of fact in the Certificate that is made "to the knowledge" or similarly qualified is correct without such qualification. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Partnership or for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate.

        Our opinion herein is based on existing law as contained in the Internal Revenue Code of 1986, as amended (the "Code"), final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the "IRS") and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

        Based upon, and subject to, the foregoing, we hereby confirm that all statements of legal conclusions contained in the Discussion, unless otherwise noted, reflect the opinion of Morrison & Foerster LLP with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.

        We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm and this opinion contained in the Discussion. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP